UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

EQM Technologies & Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54750	26-3254908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio	45240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 825-7500

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 28, 2013, a Special Committee of the Board of Directors of EQM Technologies & Energy, Inc. (the “Company”) determined that it is in the best interest of the Company and its stockholders to amend the Company’s Certificate of Designations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 4, 2011 (the “Certificate of Designations”) to: (i) reduce the number of authorized and unissued shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), that must be reserved for the purpose of effecting a conversion of the outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Stock”), to 100% of the number of shares of Common Stock necessary to effect such conversion; (ii) eliminate the redemption right of holders of Series A Stock, which otherwise would take effect on February 7, 2014; (iii) provide for a dividend of 5.0% per annum on the amount of the Stated Value (as defined in the Certificate of Designations) of the Series A Stock (currently $3.15 per share), which dividend would accrue beginning on the date of the amendment of the Certificate of Designations and would be payable in kind upon the earlier of (x) a Liquidity Event (as defined in the Certificate of Designations) or (y) the conversion of the shares of Series A Stock into Common Stock; and (iv) revise the definition of Liquidity Event such that it shall mean only the occurrence, whether voluntary or involuntary, of any liquidation, dissolution or winding up of the affairs of the Company.

On June 28, 2013, in connection with the proposed amendment to the Certificate of Designations, the Company entered into a letter agreement (the “Agreement”) with Argentum Capital Partners II, L.P. (“Argentum”), the holder of all issued and outstanding shares of Series A Stock. Pursuant to the Letter Agreement, the Company agreed to submit the proposed amendment to the Certificate of Designations for the approval of the Company’s stockholders at a meeting of stockholders or by written consent on or prior to December 31, 2013, and the Company agreed to use its best efforts to obtain at the earliest practicable date all approvals necessary to make the amendment effective. Additionally, pursuant to the Letter Agreement, Argentum: (i) waived the requirement under the Certificate of Designations that the Company reserve for the purpose of effecting a conversion of the outstanding shares of Series A Stock any number of authorized and unissued shares of Common Stock in excess of 100% of the number of shares of Common Stock necessary to effect such conversion; (ii) waived its right under the Certificate of Designations to require the Company to redeem all or a portion of its shares of Series A Stock; and (iii) waived its right to deem any of the events listed under subsection (ii) of the definition of “Liquidity Event” in the Certificate of Designations (the “Excluded Events”) to constitute a Liquidity Event, and waived its right to receive any benefits under the Certificate of Designations as a result of the occurrence, whether voluntary or involuntary, of any Excluded Event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013	EQM TECHNOLOGIES & ENERGY, INC.

	By:	/s/ Robert R. Galvin
Robert R. Galvin Chief Financial Officer, Secretary and Treasurer